Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 11, 2022, with respect to the consolidated financial statements of Aurora Innovation, Inc., included herein, and to the reference to our firm in the heading “Experts” in the prospectus.

/s/ KPMG LLP

Santa Clara, California

March 11, 2022